Exhibit 10.1

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is dated as of May 5, 2017, by and among each of the individuals whose names and address is set forth on the signature pages to this Agreement (each such individual an “Investor” and, collectively, the “Investors”), and Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”).

RECITALS

A.  Reference is made to that certain Indenture (the “Indenture”), dated as of October 18, 2005, by and between the Company and Wilmington Trust Company, as trustee, and the First Supplemental Indenture dated as of July 14, 2009.

B.  Reference is made to that certain Amended and Restated Declaration of Trust, dated as of October 18, 2005, and Amendment No. 1 dated as of July 14, 2009 (the “Trust Agreement”) by and among the Company, Wilmington Trust Company, as Delaware Trustee and as Institutional Trustee, the respective administrative trustees named therein and other parties thereto.

C.  Impac Capital Trust #4, a Delaware statutory trust (the “Trust”), is the holder of a Junior Subordinated Debt Security due 2035 in the original principal amount of $8,500,000 issued by the Company pursuant to the Indenture.

D.  The Investors are holders of Capital Securities of the Trust  (the “TruPS”)) in the aggregate liquidation amount of  $8,500,000 issued by the Trust pursuant to the Trust Agreement, with each Investor holding TruPS having the aggregate liquidation preference amount set forth next to her/its name on the signature page hereto.

E.  Each of the Investors and the Company desire that the Investors exchange the TruPS held by her/it at the Closing Date for the consideration set forth herein pursuant to the terms and conditions of this Agreement (the “Exchange”).

F. Subject to the terms and conditions set forth in this Agreement, the Company desires to issue to each Investor the Investor Shares, pursuant to an effective registration statement on Form S-3 filed under the Securities Act of 1933, as amended (the “Securities Act”), all as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Investor agree as follows:

ARTICLE I.

DEFINITIONS

1.1                               Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“DTC” means the Depository Trust Company.

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(e).

“Encumbrances” shall have the meaning ascribed to such term in Section 3.2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(g).

“Information” shall have the meaning ascribed to such term in Section 4.5.

“Initial Shares” means 412,264 shares of Common Stock.

“Investor Percentage” means the number of TruPS held by an Investor divided by the total number of TruPS outstanding (8,500,000 shares).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(g).

“NYSE MKT Approval” means the approval by the NYSE MKT of the Company’s additional listing applications with regard to the listing of the Shares.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition).

“Prospectus” means the final prospectus filed as part of the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Investor on the Closing Date.

“Registration Statement” means the effective registration statement on Form S-3 (No. 333-215199) filed with the Commission, which registers the sale of the Shares to the Investors.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(d).

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(g).

“Shares” means the shares of Common Stock issued or issuable to each Investor pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Trading Day” means a day on which the NYSE MKT is open for trading.

“Transaction Documents” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue | Brooklyn, NY 11219 and a facsimile number of 718.765.8711, and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1                               Exchange of TruPS.  Upon and subject to the terms and conditions contained in this Agreement, on the Closing Date (as defined in Section 9.1), each Investor shall deliver all the TruPS held by her/it to the Company, free and clear of all claims, liens and Encumbrances (as defined herein), and the Company shall transfer and deliver to each Investor the consideration set forth in Section 2.2 of this Agreement.

2.2                               Consideration for the Exchange.

(a)                                 The consideration to be delivered to each Investor shall be the amount set forth in the Signature Block for each Investor in this Agreement along with accrued and unpaid interest on the TruPS as of the Closing Date shall be paid on the Closing Date in cash by the Company to each Investor with respect to the applicable amounts of TruPS held by such investors.

(b)                                 On the Closing Date, the Company shall cause the Transfer Agent to deliver to each Investor the number of Shares set forth on the applicable signature page under said Investor’s name registered in the name of said Investor or, if so indicated, in the name of a nominee designated by said Investor, with delivery being made as described in Section 2.3.

2.3                               Deliveries. On the Closing Date:

(a)                                 the Company shall deliver or cause to be delivered to each Investor the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via DTC’s Deposit and Withdrawal at Custodian system (“DWAC”) Shares equal to such Investor’s pro rata amount of the Initial Shares, registered in the name of such Investor;

(iii)                               cash in the amount of the accrued and unpaid interest with respect to the TruPS held by such Investor; and

(iv)                              the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)                                 each Investor shall deliver or cause to be delivered to the Company the following:

(i)                                     this Agreement duly executed by such Investor;

(ii)                                  the TruPS held by her/it; and

(iii)                               an executed copy of an agreement, in form satisfactory to the Company and its counsel, providing for the cancellation of the TruPS.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                               Representations and Warranties of the Company. The Company hereby makes the following                         representations and warranties to each Investor:

(a)                                 Organization and Qualification.  The Company is  duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other charter documents.  The Company is qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided that none of the following alone shall be deemed, in and of itself, to constitute a Material Adverse Effect: (x) a change in the market price or trading volume of the Common Stock or (y) changes in general economic conditions or changes affecting the industry in which the Company operates generally (as opposed to Company-specific changes) so long as such changes do not have a materially disproportionate effect on the Company.

(b)                                 Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than actions required by the Company in connection with the Required Approvals.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)                                  No Conflicts.  The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Shares and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and as of the closing of the sale and purchase transactions contemplated hereby will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company pursuant to the terms of, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) under, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)                                 Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus Supplement, (ii) application(s) to the NYSE MKT for the listing of the Shares  for trading thereon in the time and manner required thereby and (iii) such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”), all of which Required Approvals will be obtained or made by the Company within the applicable periods prescribed therefor under applicable law, rule or regulation.

(e)                                        Issuance of the Shares; Registration.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens other than those arising under applicable securities laws.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement. The Company has prepared and filed the Registration Statement, which became effective on December 29, 2016 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required prior to the date of this Agreement.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.   At the time the Registration Statement and any amendments thereto became effective, and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto (in each case, including the information incorporated therein by reference) filed in connection with the transactions contemplated by this Agreement, at the time the Prospectus or any such amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(f)                                   Capitalization.   The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, and the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents.

(g)                                  SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for one year preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act.   The Company’s financial statements including in the Registration Statement, the Prospectus and the Prospectus Supplement have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except  as may be otherwise specified in such financial statements or the notes thereto, and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(h)                                 Litigation.  There is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares.

3.2                 Representations and Warranties of the Investors.  Each Investor, for itself and for no               other Investor, hereby represents and warrants to the Company as follows:

(a)                Organization; Authority.  The Investor has entered into this Agreement freely and voluntarily, and without reliance on any promises not expressly contained herein, that the Investor has been afforded an adequate time to review carefully the terms hereof, and that this Agreement will not be deemed void or avoidable by claims of duress, deception, mistake of fact, or otherwise.  Such Investor is either an individual or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership, limited liability company, or trust power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by such Investor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company, trust or similar action, as applicable, on the part of such Investor.  Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Absence of Encumbrances.  The Investor is the record and beneficial owner of the TruPS, free and clear of any Liens, pledges, claims, restrictions, agreements, charges and encumbrances of any kind (“Encumbrances”) and there are no pending or, to the Investor’s knowledge, threatened claims or proceedings which would impair or encumber any of the TruPS.

(c)                                  Absence of Violations.  Neither the execution nor delivery of this Agreement or of any of the other agreements and instruments contemplated by this Agreement, nor the consummation of the transactions contemplated by this Agreement or such other agreements and instruments will (a) conflict with or result in the breach of any term or provision of, or constitute a default under, or give any third party the right to accelerate any obligation under, any contract, agreement, indenture, deed of trust, instrument, order, law or regulation to which the Investor is a party or by which the Investor, or any of her/its assets or properties are in any way bound or obligated or (b) result in the creation of any Encumbrances upon any of the TruPS.

(d)                                 Consents.  No (i) consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of the Investor in connection with the transaction contemplated by this Agreement and (ii) consent, approval, waiver or other action by any person or entity under any contract, instrument or other document is required or necessary for the execution, delivery and performance of this Agreement.

(e)                                  Brokers.  No agent, broker, investment banker or other person or entity acting on behalf of the Investor or under its authority, is or will be entitled to any broker’s fee or finder’s fee or any other commission or similar fee, directly or indirectly, in connection with the transaction contemplated by this Agreement for which the Company or the Investor is or will become liable.

(f)                                Understandings or Arrangements.  Such Investor is acquiring the Shares as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Investor’s right to sell the Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Investor is acquiring the Shares hereunder in the ordinary course of its business.

(g)                                  Investor Status.  At the time such Investor was offered the Shares, it was, and as of the date hereof it is: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(5), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

(h)                                 Experience of Such Investor.  Such Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(i)                                     Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, such Investor has not, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Investor first received a term sheet or similar documentation (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to acquire the Shares covered by this Agreement.  Other than to other Persons party to this Agreement, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1                               Publicity.   The Company and each Investor shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Investor shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Investor, or without the prior consent of each Investor, with respect to any press release of the Company, which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission or any regulatory agency or the NYSE MKT, without the prior written consent of such Investor, except (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission and (b) to the extent such disclosure is required by other law or regulations, in which case the Company shall provide the Investors with prior notice of such disclosure permitted under this clause (b).

4.2           Indemnification of Company.  Subject to provision of this Section 4.2, each Investor shall indemnify, defend and hold harmless Company and its stockholders, directors (other than any Investor who is a director of the Company), officers, employees and agents and their successors and assigns against any loss, claim, damage, cost, obligation, liability, penalty and expense, including all legal and other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, cost, obligation, liability, penalty, or expense or action in respect of such matters (collectively referred to as “Damages”), occasioned by, arising out of or resulting from any breach of any representation or warranty by or covenant of such Investor contained in this Agreement or of any other agreement provided for in this Agreement.  Indemnification under this Section 4.2 shall constitute the Company’s exclusive remedy for any breach or default of any representation or warranty by, or covenant of, the Investor contained in this Agreement or any other agreement provided for in this Agreement, except in cases of fraud.  The Company may pursue other remedies in addition to indemnification for fraud.

4.3                               Indemnification by Company.  From and after the Closing, the Company shall indemnify, defend and hold harmless each Investor and her/its agents, successors and assigns against any Damages occasioned by, arising out of or resulting from any breach or default of any representation or warranty by, or covenant of, the Company contained in this Agreement, or any other agreement provided for in this Agreement.  Indemnification under this Section 4.3 shall constitute each Investor’s exclusive remedy for any breach or default of any representation or warranty by, or covenant of the Company contained in this Agreement or any other agreement provided for in this Agreement, except in cases of fraud.  The Investors may pursue other remedies in addition to indemnification for fraud.

4.4                               Notice of Indemnification.  Upon receipt by an indemnified party of notice of the commence against it of any action involving a claim, such indemnified party, if a claim in respect of such action is to be made by it against any indemnifying party under this Section 4.4, shall promptly notify in writing the indemnifying party of such commencement.  In case any such action is brought against any indemnified party, and it notifies an indemnifying party of such commencement, the indemnifying party will be entitled to participate in the defense and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of the action, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense, the indemnifying party will not be liable to such indemnified party under this Section 4.4 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense other than reasonable costs of investigation.  Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party unless the indemnifying party had determined not to assume the defense of the action.  The indemnifying party will not settle or compromise any claim or action without the written consent of the indemnified party (which consent shall not be unreasonably withheld).

4.5                               Confidentiality.           Each Investor agrees to maintain the confidentiality of, and to not use, the Information (as defined below), except that Information may be disclosed (a) to partners, directors, trustees, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential pursuant to the terms hereof), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Transaction Document or any suit, action or proceeding relating to this Agreement or any other Transaction Document or the enforcement of rights hereunder or thereunder, (f) with the consent of the Company, or (g) to the extent such Information (x) is publicly available at the time of disclosure or becomes publicly available other than as a result of a breach of this Section 463 or (y) becomes available to such Investor on a non-confidential basis from a source other than the Company; provided that such source is not known by such disclosing party to be bound by confidentiality obligations to the Company.  For the purposes of this Section 4.5, “Information” shall mean all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or their business, that is clearly identified or reasonably identifiable at the time of delivery as confidential, other than any such information that is available to the Investors on a non-confidential basis prior to disclosure by the Company.  Any person required to maintain the confidentiality of Information as provided in this Section 4.5 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of reasonable care to maintain the confidentiality of such Information as such person would reasonably accord to its own confidential information.

4.6                               Release.  As a part of the consideration of this Agreement, each Investor and for the personal representatives, successors, and assigns of the Investor, does hereby remise, release, and forever discharge the Company and the officers, employees, directors (other than any Investor who is a director of the Company, and stockholders thereof, of and from all manner of actions, whether intentional or negligent, causes and causes of action, suits, debts, sums of money, account reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims, and demands, whatsoever, at law or in equity, and particularly, in regard to any and all claims relating to the TruPS and any and all transactions in relation thereto other than the transaction entered into pursuant to this Agreement (including, without limitation, any guaranties of the same and without limitation any claim to dividends deferred and not paid under the TruPS), which Investor or Investor’s personal representatives, successors, assigns, and agents ever had, now have, or may have in the future, for, upon or by reason of any matter, cause, or thing, whatsoever relating to the TruPS and any transactions in relation thereto other than the transaction entered into pursuant to this Agreement (including without limitation any guaranties of the same and without limitation any claim to dividends deferred and not paid under the TruPS).

ARTICLE V

COVENANTS OF THE INVESTORS

5.1 Covenants of the Investors. In addition to other obligations contained in this Agreement, between the date of this Agreement and the Closing, unless specifically waived, in writing, by the Company, the each of the Investors shall:

(a)  Cooperation. Take no action that would cause the conditions upon which the obligations of the parties to effect the transaction contemplated by this Agreement not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by the Investors in this Agreement not to be true and correct in all material respects as of the Closing Date.

(b)  Certain Actions, Use commercially reasonable efforts (including, without limitation, executing required documents and paying any related fees and expenses required by contract or otherwise) to cause to be fulfilled the conditions precedent to the Company’s obligations to consummate the transaction contemplated by this Agreement that are dependent upon the actions of the Investors.

(c)  Governmental Filings. Promptly make all governmental filings or other submissions, if any, which may be necessary in order for the Investors to be able to consummate the transaction contemplated by this Agreement.

(d)  No Shop; Standstill. Refrain from taking, directly or indirectly, any action to encourage, initiate, solicit or continue any discussions or negotiations with, or any other offers from, any other person or entity concerning the sale of the TruPS.

ARTICLE VI

COVENANTS OF THE COMPANY

6. 1 Covenants of Company. In addition to other obligations contained in this Agreement, between the date of this Agreement and the Closing Date, unless specifically waived, in writing, by the Investors, the Company shall:

(a) Cooperation. Take no action that would cause the conditions upon which the obligations of the parties to effect the transaction contemplated by this Agreement not to be fulfilled including, without limitation, taking or causing to be taken any action that would cause the representations and warranties made by the Company in this Agreement not to be true and correct in all material respects as of the Closing.

(b) Certain Acts. Use commercially reasonable efforts (including, without limitation, executing required documents and paying any related fees and expenses required by contract or otherwise) to cause to be fulfilled the conditions precedent to the Investors’ obligations to consummate the transaction contemplated by this Agreement that are dependent upon the actions of the Company.

(c)  Governmental Filings. Promptly make all governmental filings or other submissions, if any, which may be necessary in order for the Company to be able to consummate the transaction contemplated by this Agreement.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE INVESTORS

7. 1 Conditions Precedent to the Obligations of the Investors. Unless each of the following conditions are satisfied or waived, in writing, by the Investors, the Investors shall not be obligated to effect the transaction contemplated by this Agreement:

(a)  Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and complete in all material respects as of the date of this Agreement and as of the Closing Date (as if each were made at such time), and the Investors shall have received a certificate signed by an authorized officer of the Company to that effect.

(b)  Performance. Each of the agreements, obligations, conditions and covenants to be performed or complied with by the Company at or prior to the Closing Date pursuant to the terms of this Agreement shall have been fully performed or complied with on or before the Closing Date, including, without limitation, each of the deliveries to be made by Company pursuant to Section 2.3(a).

(c)  Absence of Litigation. There shall be no pending or threatened claim, action, litigation, suit or other proceeding, either judicial or administrative, against the Investors, or with respect to the Company, for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or its consummation is improper or adversely affecting or which would adversely affect the benefit to the Investors of the transaction contemplated by this Agreement.

(d)  Consents. All consents, approvals, permits, estoppel certificates and/or waivers from governmental authorities and all other persons or entities necessary to effectuate the transaction contemplated by this Agreement and/or in the case of governmental regulations all applicable time periods shall have expired or been terminated.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE COMPANY

8.1  Conditions Precedent to Obligations of Company. Unless each of the following conditions are satisfied or waived, in writing, by the Company, the Company shall not be obligated to effect the transaction contemplated by this Agreement:

(a)  Representations and Warranties. The representations and warranties of the Investors contained in this Agreement shall be true and complete in all material respects as of the date of this Agreement and as of the Closing Date (as if each were made at such time), and the Company shall have received a certificate signed by each of the Investors to that effect.

(b)  Performance. Each of the agreements, obligations, conditions and covenants to be performed or complied with by the Investors, at or prior to the Closing, pursuant to the terms of this Agreement shall have been fully performed or complied with on or before the Closing Date, including, without limitation, each of the deliveries to be made by the Investors pursuant to Section 2.3(b).

(c)  Absence of Litigation. There shall be no pending or threatened claim, action, litigation, suit or other proceeding, either judicial or administrative, against the Company or the Alesco CDO for the purpose of enjoining or preventing the consummation of this Agreement or otherwise claiming that this Agreement or its consummation is improper or which would adversely affect the benefit to the Company of the transaction contemplated by this Agreement.

8.4 Consents. All consents, approvals, permits, estoppel certificates and/or waivers from governmental authorities and all other persons or entities necessary to effectuate the transaction contemplated by this Agreement and/or in the case of governmental regulations all applicable time periods shall have expired or been terminated.

ARTICLE IX

CLOSING

9.1  Closing and Post-Closing Covenants. The closing under this Agreement (the “Closing”) shall take place at 7:00 a.m. on May 10, 2017 (the “Closing Date”), at the offices of the Company, or such other time and/or place as may be agreed to by the Company and the Investors.  If all of the conditions set forth in Sections 7 and 8 are not satisfied by such date, subject to extension as provided in this Agreement, the Company or the Investors, as the case may be in connection with the applicable condition, shall have the right, but not the obligation, to postpone the Closing from time to time, but not beyond an additional ten (10) days in the aggregate. Notwithstanding the foregoing, if the failure to satisfy a condition is a breach of this Agreement, exercise of an option provided in this Section 9.1 shall not constitute a waiver of such breach or of the right to seek damages for such breach.

ARTICLE X.

MISCELLANEOUS

10.1        Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Investors.

10.2        Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement (including the information incorporated therein by reference), contain the entire understanding of the parties with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

10.3        Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of delivery to such service, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The addresses for such notices and communications shall be as set forth on the signature pages attached hereto.

10.4        Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investors holding at least 51% of the Shares then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

10.5        Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

10.6        Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns, heirs, legatees, devisees, estates, executors, administrators, and legal representatives.

10.7        Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflicts of law of that or any other jurisdiction.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, Directors, Managers, Trustees, Officers, Shareholders, Beneficiaries, Partners, Members, Employees or Agents) shall be commenced exclusively in the state and federal courts sitting in Orange County, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Orange County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is brought in an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  If any party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.2, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred in connection with the investigation, preparation and prosecution of such action or proceeding.

10.8        Survival.  The representations and warranties contained herein shall survive the closing of the sale and purchase transactions contemplated hereby and the delivery of the Shares for a period of six months from such closing.

10.9        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to such other party, it being understood that all parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

10.10      Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

10.11      Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

10.12      Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.

10.13      Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

10.14      WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY HEREUNDER, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

IMPAC MORTGAGE HOLDINGS, INC.		Address for Notice: 19500 Jamboree Road Irvine, CA 92612 Phone: (714)
By:	/s/ Ron Morrison	Facsimile: (714)
Name: Ron Morrison
Title: EVP and General Counsel

With a copy to (which shall not constitute notice):

Manatt, Phelps & Phillips, LLP 695 Town Center Drive 14th Floor Costa Mesa, CA 92626 Telephone: (714) 371-2500 Facsimile: (714) 371-2550 Attention: Thomas J. Poletti, Esq.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGES FOR INVESTORS FOLLOW]

[INVESTOR SIGNATURE PAGES TO IMPAC MORTGAGE HOLDINGS, INC.

EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MADAV IX FOUNDATION			Address for Notice:
TruPS held: 5,100,000 shares			25701 Science Park Drive
Shares of Common Stock: 247,358			Beachwood, OH 44122
Attn:
By:	/s/ Barry Reis		Email:
	Name:	Barry Reis	Phone:
	Its:	Treasurer

[SIGNATURE PAGES CONTINUE]

[INVESTOR SIGNATURE PAGES TO IMPAC MORTGAGE HOLDINGS, INC.

EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Exchange Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

RAMAT SECURITIES LTD LLC			Address for Notice:
TruPS held: 2,400,000 shares			23811 Chagrin Boulevard, Suite 200
Shares of Common Stock: 116,404			Beachwood, OH 44122
Email:
By:	/s/ Howard Amster		Phone:
	Name:	Howard Amster
	Its:	Manager

[SIGNATURE PAGES CONTINUE]

[INVESTOR SIGNATURE PAGES TO IMPAC MORTGAGE HOLDINGS, INC.

EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Exchange Agreement to be duly executed by its respective authorized signatories as of the date first indicated above.

TAMRA F. GOULD TTEE FOR			Address for Notice:
FIRST AMENDED AND RESTATED DECLARATION OF TRUST			23811 Chagrin Suite 200 Beachwood, OH 44122
OF TAMRA GOULD DTD NOVEMBER 5, 2004			Email:
TruPS held: 1,000,000 shares			Phone:
Shares of Common Stock: 48,502

By:	/s/ Howard Amster for Tamra F. Gould Trust
	Name:	Tamra Gould, Howard Amster
	Its:	Authorized Representative